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                                                                   EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

         The following table sets forth all subsidiaries of Smith
International, Inc., other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, indicating the percentage of issued and outstanding voting securities beneficially owned by it:


                                                                   % of Direct
                                    Where                          and Indirect
Name of Subsidiary                  Incorporated                    Ownership
------------------                  ------------                   ------------


Smith Internacional,
 S.A. de C.V.                       Mexico                             l00%
Omega II Insurance Ltd.             Bermuda                            l00%
S.I. Nederland B.V.                 Netherlands                        l00%
Smith International
 Acquisition Corp.                  Delaware                           100%
Smith International
 Australia (Pty) Ltd.               Australia                          l00%
Smith International
 Canada Ltd.                        Canada                             l00%
Smith International
 do Brasil Ltda.                    Brazil                             l00%
Smith International
 Deutschland GmbH                   Germany                            l00%
Smith International
 Gulf Services Ltd.*                U.A.E.                              49%
Smith International
 France, S.A.R.L.                   France                             l00%
Smith International
 Italia, S.p.A.                     Italy                              l00%
Smith International
 (North Sea) Ltd.                   Scotland                           l00%
Smith Internacional
 de Venezuela, C.A.                 Venezuela                          l00%


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*        Not consolidated; accounted for on the equity method of
         accounting.

Except as indicated, all of the above subsidiaries are included in the Company's consolidated financial statements.